UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2008

CARBIZ INC.
(Exact name of registrant as specified in its charter)

Ontario, Canada	000-52209	None
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

7115 16th Street East, Unit 105
Sarasota, Florida 34243
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (941) 952-9255

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act.

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 3.02 Unregistered Sales of Equity Securities.

     On October 3, 2008, holders of certain of the Company’s convertible debentures issued on October 1, 2007 converted an aggregate of $256,000 of principal and $29,619 of accrued interest due under the debentures into 5,600,371 shares of the common stock of the Company, as follows:

On October 3, 2008, Brandon Quigley converted the entire $100,000 of principal and $11,570 of accrued interest due under the debenture issued to him on October 1, 2007 into 2,187,647 shares.

On October 3, 2008, Christopher Bradbury converted the entire $100,000 of principal and $11,570 of accrued interest due under the debenture issued to him on October 1, 2007 into 2,187,647 shares.

On October 3, 2008, Patricia Clyke converted the entire $2,500 of principal and $289.00 of accrued interest due under the debenture issued to her on October 1, 2007 into 54,686 shares.

On October 3, 2008, Brandon Quigley in Trust converted the entire $50,000 of principal and $5,785 of accrued interest due under the debenture issued to him on October 1, 2007 into 1,093,823 shares.

On October 3, 2008, Daniel MacNeil converted the entire $3,500 of principal and $405 of accrued interest due under the debenture issued to him on October 1, 2007 into 76,568 shares.

     In addition, on October 3, 2008, Brandon Quigley exercised two warrants issued to him on October 1, 2007, one for 33,333 shares for an exercise price of $333.33 in the aggregate and the other for 333,333 shares for an exercise price of $3,333.33 in the aggregate.

     All of such holders are members of the board of directors or senior management of the Company or members of their immediate families. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CARBIZ INC.

Date: October 9, 2008	By:	/s/ Stanton Heintz
Stanton Heintz
Chief Financial Officer